UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2018

DNIB UNWIND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Development Specialists, Inc.

333 South Grand Avenue, Suite 4070

Los Angeles, California 90071

(Address of principal executive offices) (Zip Code)

(213) 617-2717

(Registrant’s telephone number, include area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD.

On April 24, 2018, the DNIB Liquidation Trust (the “Trust”) filed a notice of distribution (the “Notice”) with the United States Bankruptcy Court for the District of Delaware. The Notice provides that the trustee of the Trust (the “Trustee”) intends to make an additional cash distribution to certain former shareholders of DNIB Unwind, Inc. (the “Company”) in an aggregate amount of approximately $4.0 million on or about May 9, 2018 (the “Distribution”). The shareholders entitled to receive their pro rata share of the Distribution are those shareholders that held the Company’s shares as of August 30, 2016 and timely submitted previously requested tax information (the “Tax Forms”) and, if applicable, a broker certification form (the “Certification Form”), in valid form, to Prime Clerk LLC. Shareholders that did not submit a valid Tax Form and, if applicable, a valid Certification Form timely are not entitled to share in the Distribution or in any future distributions under the Company’s chapter 11 plan of liquidation. The per share distribution to shareholders who timely provided such forms to the Trust for the May 2018 distribution is approximately $0.25 and the total per share distribution to such shareholders following the May 2018 distribution will be approximately $1.14.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Notice of Distribution, filed April 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNIB UNWIND, INC.

Date: April 26, 2018	By:	/s/ Geoffrey L. Berman
Geoffrey L. Berman
Chief Restructuring Officer